                                                           Exhibit 10pp(vii)
                                                           -----------------

                           AGREEMENT FOR SERVICES

     This AGREEMENT FOR SERVICES ("Agreement"), entered into as of March 28, 1997, by and between PHILIP J. QUIGLEY (the "Officer") and SBC
Communications Inc., a Delaware corporation ('SBC'),

                                 WITNESSETH:

     WHEREAS the Officer and Pacific Telesis Group ("Pacific") entered into an Employment Agreement effective April 1, 1994 (the "1994 Agreement'), which, among other things, provides for the payment by Pacific to officer of various amounts under various circumstances in the event of the termination of Officer's employment; and

     WHEREAS SBC is desirous of having the Officer continue working for Pacific as President and Chief Executive Officer of Pacific following the merger of SBC Communications (NV) Inc. into Pacific (the "Merger" or 'the closing of the Merger'); to serve as Vice Chairman of SBC; to serve on the SBC Board; and to enter into an agreement to provide certain consulting services to SBC in the event of any early conclusion of the Officer's employment as an officer of Pacific; all as described herein; and

     WHEREAS the Officer and SBC wish to confirm the details pertaining to Officer's services for SBC:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Except as provided herein, this Agreement shall not affect or limit the 1994 Agreement. Accordingly, Officer's employment by Pacific shall continue to be subject to the terms of the 1994 Agreement as clarified by the terms of this Agreement.

     2. Officer agrees to continue to work for Pacific following the Merger as President and Chief Executive Officer of Pacific, such employment to be pursuant to the terms of the 1994 Agreement as clarified by the terms of this Agreement. Such employment will continue through the close of business on a date that is thirty-six months following the close of the Merger at which time Officer's employment with Pacific shall terminate unless extended by mutual agreement of the parties. Officer's base and incentive compensation during such employment shall be as follows:

--   Officer's starting base shall be at the annual rate of $845,000.

-- Effective January 1, 1998, Officer's short term incentive target awards and long term incentive grants shall be as determined by the Human Resources Committee of SBC ("HRC'), but shall not be less than $675,000 and $740,000, respectively. Such incentive awards shall be subject to and in accordance with the terms and provisions of the SBC 1996 Stock and Incentive Plan as may be amended from time to time, a copy of which has been provided to Officer, or any successor plan (collectively, the " 1996 Plan'). SBC acknowledges that Officer's short term incentive target award for 1997 is $675,000.

-- Officer's base salary, short term target awards and long term incentive grants shall be subject to appropriate increases year-to-year during Officer's employment at the discretion of the HRC and shall be paid pursuant to the 1994 Agreement and in lieu of any like compensation referred to in such 1994 Agreement.

Further, the parties hereby mutually agree to the following pertaining to the application of this Agreement and the 1994 Agreement:

          2.1 Officer's termination of employment with Pacific will be treated solely for purposes of application of the 1994 Agreement as an involuntary termination without Cause within three years after the occurrence of a Change in Control (as the terms 'Cause" and "Change in Control" are utilized in such 1994 Agreement);

          2.2 upon Officer's termination of employment, Pacific will treat this Agreement as Officer's written notice describing and requesting payment of amounts under the 1994 Agreement in connection with an involuntary termination without Cause within three years after the occurrence of a Change in Control which notice is required pursuant to Section 12(c) of such 1994 Agreement; and

          2.3 payments pursuant to Sections 6 and 7 of the 1994 Agreement and pursuant to Paragraph 5 hereof, if applicable, shall be the only payments made to Officer upon Officer's termination of employment other than pension and deferred compensation sums if any. The Officer acknowledges that any amounts due under Section 6 and Section 7 of the 1994 Agreement are subject to the limitation on payments provided under Section 8 of the 1994 Agreement such that the aggregate present value of the payment due is maximized without causing any of the payment to be nondeductible to Pacific Telesis Group because of Section 280G of the Internal Revenue Code, and the Officer further acknowledges that any payment associated with the termination and cashout of units under the Pacific Telesis Group Senior Management Long Term Incentive Plan ("LTIP") that may occur in connection with the closing the merger, if the termination of the LTIP is approved by the Board of Pacific Telesis Group) will be subject to the limitation under Code
          Section 280G.

     3. During the period following the Merger that Officer serves as President and Chief Executive Officer of Pacific, Officer shall also serve as Vice Chairman of SBC.

     4. Upon the closing of the Merger, the HRC shall recommend to the Board of Directors of SBC ('Board') that the Board should appoint Officer to the Board and to appropriate committees of the Board and that so long as Officer is employed/ renders consulting services pursuant to this Agreement, the Board should nominate him for reelection to coincide with such employment/consulting services, subject to approval by shareholders. Officer will resign from the Board coincident with his ceasing employment/consulting services; and execution of this Agreement shall constitute notice of such resignation.

     5. Notwithstanding any other provision of this Agreement, either party may after one year on 30 days written notice, terminate Officer's employment. It is agreed that if Officer's employment shall terminate in such fashion before the completion of thirty-six months, Officer's compensation as an employee shall cease upon such termination; paragraphs 2.1, 2.2, and 2.3 hereof shall apply with respect to such termination; and Officer shall, during the remainder of said original thirty-six month period, continue to make himself available to provide consulting services to SBC for compensation pursuant to and as described in the Agreement For Consultant Services attached hereto as Attachment 1. The parties further agree that the provisions of Section l(c) of the 1994 Agreement shall apply if Officer's employment terminates before the completion of thirty-six months due to Officer's death.

     6. Following the completion of Officer's thirty-six month period of employment/consulting for SBC, Officer shall be provided in San Francisco, California, with office space, secretarial service, and any other amenities consistent with amenities that have been provided to other former Chairmen of Pacific upon their retirement from such service.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of SBC by its duly authorized officer, as of the day and year first above written.

                                       SBC COMMUNICATIONS INC.

                                       By: _____________________




                                       _________________________
                                            Philip J. Quigley

                                                                Attachment 1

                      AGREEMENT FOR CONSULTANT SERVICES


     This Agreement for Consultant Services ("Agreement") entered into by and between Philip J. Quigley ("Mr. Quigley") and SBC Communications Inc. (the "Client Company"),

                                 WITNESSETH:

     WHEREAS Mr. Quigley and the Client Company have entered into an Agreement For Services pursuant to which Mr. Quigley shall continue working for Pacific Telesis Group ("Pacific") as President and Chief Executive Officer of Pacific following the merger of SBC Communications (NV) Inc. into Pacific (the "Merger" or "the closing of the Merger"); and in which it was agreed that Mr. Quigley would provide certain consulting services to the Client Company following the conclusion of Mr. Quigley's employment as an officer of Pacific in the event such employment should be concluded before the expiration of thirty-six months; and

     WHEREAS Mr. Quigley and the Client Company wish to confirm the details pertaining to any consulting services performed by Mr. Quigley for SBC:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Following the conclusion of his employment as President and Chief Executive Officer of Pacific, Mr. Quigley shall hold himself available for and shall provide consulting services to the Client Company concerning such matters as directed by the Client Company ("Services") until thirty-six months have elapsed following the closing of the Merger; thereafter, Mr. Quigley shall continue to provide Services if and as mutually agreed by Mr. Quigley and the Client Company. The Client Company shall pay Mr. Quigley compensation of $(then current base salary/12) per month for such Services. In addition, Mr. Quigley shall be reimbursed for reasonable business expenses incurred at the request of the Client Company. During the period Mr. Quigley provides such Services, the Client Company shall also reimburse Mr. Quigley for the lease or rental of an automobile in the same manner as provided to Mr. Quigley as President and Chief Executive Officer of Pacific, including reimbursement for operating expenses, insurance and parking.

     2. The Client Company shall provide Mr. Quigley with an office in San Francisco, California, and with secretarial services to be used in connection with providing Services to the Client Company.

     3. In performing these Services, Mr. Quigley shall act as an independent contractor and not as an agent or employee of the Client Company. Although the Services will have to be completed to the satisfaction of the Client Company and in accordance with this Agreement, the actual details of the Services shall be under Mr. Quigley's control.

     4. In the performance of his obligations under this Agreement, Mr. Quigley may receive or have access to ideas, strategies, concepts, technical information and other confidential business, customer or personnel information or data, in written, oral or other form (collectively,

"Information") owned by the Client Company or any subsidiary, affiliate or parent of the Client Company. Such Information may contain material that is proprietary or confidential or material that is subject to applicable laws regarding secrecy of communications or trade secrets. Accordingly, Mr. Quigley agrees:

          a. that all Information so acquired by Mr. Quigley shall be and shall remain the exclusive property of the Client Company, or any subsidiary, affiliate or parent of the Client Company, as applicable;

          b. not to copy, publish, or disclose the information to others or authorize anyone else to copy or publish or disclose such Information to others without the written approval of the Client Company, or any subsidiary, affiliate or parent of the Client Company, as applicable;

          c. to return any copies of such Information in written, graphic or other tangible form to the Client Company, or any subsidiary, affiliate or parent of the Client Company, as applicable, at its request; and to use Information only for purposes of fulfilling work or performing Services under this Agreement and for other purposes only upon such terms as may be agreed upon between Mr. Quigley and the Client Company, or any subsidiary, affiliate or parent of the Client Company, as applicable, in writing.

     5. Because of the sensitive nature of the work that Mr. Quigley will be performing for the Client Company, or any subsidiary, affiliate or parent, as applicable, the Client Company may, in its sole discretion, terminate this Agreement upon giving Mr. Quigley 10 day's advance notice in writing, in the event that Mr. Quigley becomes an employee or a director, or if he is providing services as an independent contractor to, a competitor of the Client Company, or any subsidiary, affiliate or parent. The Client Company acknowledges that Mr. Quigley may undertake services for others during the term of this Agreement provided there are no competing interests or conflicts with Client Company, or any subsidiary, affiliate or parent. This Agreement may also be terminated at any time by the mutual agreement of Mr. Quigley and the Client Company.

     6. The terms and conditions contained in this Agreement that by their sense and context are intended to survive the termination or completion of performance of obligations by either or both parties under this Agreement shall so survive.

     7. Mr. Quigley agrees that the obligations to perform the consulting services required of him hereunder are personal and may not be assigned or delegated by him in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Client Company may not assign this Agreement or delegate any of its duties or obligations hereunder, either in whole or in part, to any person or entity, without Mr. Quigley's express written consent, except to a successor of the Client Company which becomes obligated hereunder in accordance with the provisions of Section 12.

     This Agreement is for the benefit of the Client Company, its subsidiaries, affiliates and any parent, and Mr. Quigley and not for any other person.

     8. In the event of Mr. Quigley's death during the period for performing Services hereunder, the consulting relationship created pursuant to this Agreement will immediately terminate, and no further compensation will be payable. However, the Client Company will be required to pay Mr. Quigley's estate any unpaid compensation earned for Services rendered through the date of his death, together with any unpaid reimbursements owed.

     9. This Agreement shall be construed in accordance with the laws of the State of Texas, irrespective of its choice of laws principles.

     10. All notices and other communications shall be in writing and sent by certified mail, return receipt requested, and shall be addressed to the following representatives of the Client Company and Mr. Quigley (or to such other representative or address as either party may from time to time designate in writing):


TO:   SBC Communications Inc.      TO:  Mr. P. J. Quigley
      Attention:                        130 Kearny Street
      175 E Houston                     San Francisco, CA 94108
      San Antonio, TX 78205

     11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any provision of this Agreement, and such other provisions will accordingly remain in full force and effect.

     12. The provisions of this Agreement will inure to the benefit of and be binding upon the Client Company, together with its successors and assigns, and Mr. Quigley and the personal representative of his estate and his heirs and legatees. Without in any manner limiting the foregoing, should the Client Company be acquired by merger or stock or asset sale, the acquiring entity will be bound by the terms and provisions of this Agreement and will succeed to all of the Client Company's obligations and liabilities hereunder.

     13. This Agreement incorporates the entire agreement between Mr. Quigley and the Client Company relating to his retention as a consultant to the Client Company and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter.

     14. This Agreement may only be amended by written instrument signed by Mr. Quigley and a duly-authorized officer of the Client Company.

     IN WITNESS THEREOF, the parties have caused two originals of this Agreement to be executed by themselves or their respective duly authorized representatives.



SBC COMMUNICATIONS INC.

By:
   ----------------------------------             -------------
                                                       Date


-------------------------------------             -------------
         Philip J. Quigley                             Date

                           CONFIRMATION AGREEMENT


     THIS CONFIRMATION AGREEMENT ("Agreement"), entered into as of December 6, 1996, by and between RICHARD W. ODGERS (the "Officer") and PACIFIC TELESIS GROUP, a Nevada corporation ("Pacific"),

                                 WITNESSETH:

     Whereas the Officer and Pacific entered into an Employment Agreement effective January 1, 1989 (the "1989 Agreement"), which, among other things, provides for the payment by Pacific to Officer of various amounts under various circumstances in connection with a termination of employment of the Officer following a Change in Control (as such term is defined in such 1989 Agreement) and a Supplemental Benefit Agreement effective October 29, 1993, which provides certain supplemental benefits in the event of termination of employment (the "Supplemental Benefit Agreement"); and

     Whereas the Officer by a show of interest letter agreement dated July 26, 1996 (the "Letter Agreement") has, among other things, agreed to continue working for Pacific for twelve months following the closing of the merger of SBC Communications (NV) Inc. into Pacific (the "Merger") and to enter into an agreement to provide certain consulting services in the legal, regulatory and external affairs area following the conclusion of the Officer's employment as an officer of Pacific ; and

     Whereas the Officer has been designated as eligible to participate in the Officer Cashout Factor Extension Program, as described in the Officer Acknowledgment Regarding Extension of Employment provided to the Officer on July 26, 1996 (the "Officer CFEP"), provided the Officer executes such Acknowledgment and returns it to Pacific by the date specified in such Acknowledgment; and

     Whereas Pacific is obligated under the terms of the Agreement and Plan of Merger Among Pacific Telesis Group, SBC Communications Inc. and SBC Communications (NV) Inc. dated as of April 1, 1996 to consult with SBC Communications Inc. ("SBC") prior to implementing any retention programs designed to prevent the loss of key employees; and

     Whereas Pacific has consulted with SBC regarding this Agreement; and

     Whereas the Officer and Pacific wish to confirm the meaning of various terms of the Letter Agreement in order to avoid any possible ambiguities between the 1989 Agreement, the Supplemental Benefit Agreement and the Letter Agreement:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. This Agreement shall not supersede or limit the 1989 Agreement or the Supplemental Benefit Agreement. Accordingly, no terms of Officer's employment by Pacific are affected by execution of this Agreement.

     2. The Letter Agreement is hereby superseded and replaced by this Agreement.

     3.  Officer agrees to continue to work for Pacific following the

Merger, such employment continuing to be pursuant to the terms of the 1989 Agreement and the Supplemental Benefit Agreement. Such employment will continue through the close of business on the date that is twelve months following the closing of the Merger at which time Officer's employment with Pacific shall terminate, unless such employment is terminated at an earlier date at the mutual agreement of Pacific and Officer, but in no event earlier than November 17, 1997 ("Officer's Termination Date"). The parties hereby mutually agree that Officer's termination of employment upon the Officer's Termination Date will be treated solely for purposes of application of the 1989 Agreement as an involuntary termination without Cause (as such term is defined in such 1989 Agreement). Further, upon Officer's termination of employment upon the Officer's Termination Date, Pacific will treat this Agreement as Officer's written notice describing and requesting payment of amounts under the 1989 Agreement in connection with an involuntary termination without Cause, which notice is required pursuant to Section 12(c) of such 1989 Agreement.

     4. The parties further agree that in connection with Officer's termination of employment upon the Officer's Termination Date, the Officer shall be provided with the benefits pursuant to the Officer CFEP, subject to the terms and conditions thereof.

     5. The parties agree that it is desirable to enter into an agreement under which the Officer may provide consulting services in the form attached hereto as Attachment 1.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Pacific by its duly authorized officer, as of the day and year first above written.

                                          PACIFIC TELESIS GROUP


                                    BY: /s/ Philip J. Quigley
                                    Title:       Chairman

/s/  Richard W. Odgers


SBC COMMUNICATIONS INC.


Concurred by: /s/ Edward E. Whitacre       Date:  12/4/96
Title:        Chairman of the Board
           and Chief Executive Officer

                                                                ATTACHMENT 1

                      AGREEMENT FOR CONSULTANT SERVICES

This agreement ("Agreement") between R. W. Odgers ("Mr. Odgers"), and Pacific Telesis Group (the "Client Company"), sets forth the terms and conditions under which Mr. Odgers agrees to provide consulting services to the Client Company.

                            Terms and Conditions

1.   Effective  Date;   Term.    This  Agreement  shall  be  effective  upon
     execution by the parties, and shall continue in effect until terminated as provided below in Section 10.

2. Services; Compensation. Pursuant to the terms of this Agreement, following the conclusion of his employment as an officer of the Client Company, Mr. Odgers shall provide consulting services to the Client Company in the areas of legal, regulatory and external affairs ("Services") as requested by the Client Company and agreed to by Mr. Odgers. The Client Company shall pay Mr. Odgers according to the rates and charges set forth in Exhibit A. In addition, Mr. Odgers shall be reimbursed for the actual cost of expenses described in Exhibit A, upon presentation of appropriate documentation of such expenses to the Client Company. The Client Company shall also continue reimbursement of tax preparation services for Mr. Odgers in the same manner as for Executive Vice Presidents of the Client Company during the term of this Agreement, provided that such reimbursement shall not exceed $2000 on an annual basis. The Client Company shall also reimburse Mr. Odgers or provide access to services provided for the lease or rental of an automobile in the same manner as an Executive Vice President under the Pacific Telesis Group automobile policy during the term of the Agreement, including reimbursement for operating expenses, insurance, and parking. Mr. Odgers shall render an invoice to the Client Company on a monthly basis to:

                         Pacific Telesis Group
                         130 Kearny Street, Room 3700
                         San Francisco, CA 94108
                         Attention:  Philip J. Quigley

     Payment will be made for the monthly retainer described in Exhibit A by the 15th of the month following the month for which the retainer applies. Payment for days or half-days of Services in excess of the monthly retainer and reimbursement for expenses will be made within 30 days of receipt of Mr. Odgers' monthly invoice.

3. Facilities. The Client Company shall provide Mr. Odgers with an office in San Francisco, the location of which is solely in the Client Company's discretion, and with shared secretarial and receptionist services (provided by personnel designated by the Client Company in its sole discretion) for the term of this Agreement, the facilities and secretarial and receptionist services to be used by Mr. Odgers solely in providing Services to the Client Company.

4.   Independent Contractor.

     a. In performing these Services, Mr. Odgers shall act as an independent contractor and not as an agent or employee of the Client Company. Although the Services will have to be completed to the satisfaction of the Client Company and in accordance with this Agreement, the actual details of the Services shall be under Mr. Odgers' control.

     b. Mr. Odgers shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal social security law, the Fair Labor Standards Act, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers. In the performance of this Agreement, Mr. Odgers also agrees to comply with all applicable federal, state and local laws, regulations and codes and with such requirements or restrictions as may be lawfully imposed by governmental authorities, including the procurement of required permits and licenses.

5. Confidential and Proprietary Information. In the performance of his obligations under this Agreement, Mr. Odgers may receive or have access to ideas, strategies, concepts, technical information and other confidential business, customer or personnel information or data, in written, oral or other form (collectively, "Information") owned by the Client Company or any subsidiary, affiliate or parent of the Client Company. Such Information may contain material that is proprietary or confidential or material that is subject to applicable laws regarding secrecy of communications or trade secrets. Accordingly, Mr. Odgers agrees:

     a. that all Information so acquired by Mr. Odgers shall be and shall remain the exclusive property of the Client Company, or any
          subsidiary,  affiliate  or  parent   of  the  Client  Company,  as
          applicable;

     b. not to copy, publish, or disclose the Information to others or authorize anyone else to copy or publish or disclose such Information to others without the written approval of the Client Company, or any subsidiary, affiliate or parent of the Client Company, as applicable;

     c. to return any copies of such Information in written, graphic or other tangible form to the Client Company (or any subsidiary, affiliate or parent of the Client Company, as applicable) at its request; and

     d. to use such Information only for purposes of fulfilling work or Services performed under this Agreement and for other purposes only upon such terms as may be agreed upon between Mr. Odgers and the Client Company (or any subsidiary, affiliate or parent of the Client Company, as applicable) in writing.

     Because of the sensitive nature of the Services Mr. Odgers will be performing for the Client Company(or its subsidiaries, affiliates or parent, as applicable), Mr. Odgers will be required to notify the Client Company if he becomes an employee or a director, or if he is providing services as an independent contractor to, a competitor of the Client Company (or its subsidiaries, affiliates or parent), and to notify the competitor of this Agreement regarding the use of trade secrets or Information (as well as similar provisions in Mr. Odgers' employment agreement covering his employment as an Executive Vice President of the Client Company). Mr. Odgers agrees that upon receiving the notice described in the preceding sentence, the Client Company may, in its sole discretion, terminate this Agreement upon 10 days' notice in accordance with Section 10 below .

6. Insurance. Mr. Odgers shall maintain at his expense workers' compensation insurance to the extent required by applicable laws and automobile liability insurance covering owned automobiles with limits of not less than $1,000,000 combined single limit per occurrence. Mr. Odgers shall also maintain commercial general liability insurance, including contractual liability and personal injury liability, with limits of not less than $1,000,000 combined single limit per occurrence, to provide protection against any other claims and/or liabilities, including, but not limited to, claims for bodily injury or property damage, which may arise or result from this Agreement or the performance of this Agreement. At the request of the Client Company, Mr. Odgers shall cooperate with the Client Company to maintain lawyers professional liability coverage that would cover the Services performed for the Client Company (or its subsidiaries, affiliates or parent). Mr. Odgers also agrees to notify Client Company thirty days in advance of any change or lapse in any of the coverages required hereunder. Mr. Odgers shall provide Client Company with certification by a properly qualified representative of Mr. Odgers' insurer evidencing that Mr. Odgers' insurance complies with this section. The Client Company acknowledges that Mr. Odgers will be eligible for liability coverage provided to retired officers of the Client Company and that to the extent coverage under that program meets the requirements of this
     Section 6, Mr. Odgers will not be required to provide further evidence of coverage. Notwithstanding any of the foregoing, to the extent the cost of maintaining insurance coverage required under this Section 6 exceeds $500 on an annual basis, Mr. Odgers shall be reimbursed for the cost of such coverage in excess of $500 per year.

7. Conflict of Interest. The Client Company acknowledges that Mr. Odgers may undertake services for others during the term of this Agreement. In the event that Mr. Odgers undertakes services for others during the term of this Agreement that could result in a conflict with the interests of the Client Company, its subsidiaries, affiliates or parent, Mr. Odgers will make full disclosure to all affected parties and arrange a reasonable method to eliminate the conflict. If necessary, Mr. Odgers will withdraw from representing clients or providing consulting services to clients whose interests conflict with those of the Client Company its subsidiaries, affiliates or parent.

8. Non-Assignment; No Third Party Beneficiaries. Mr. Odgers agrees that the obligations to perform the consulting services required of him hereunder are personal and may not be assigned or delegated by him in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Client Company may not assign this Agreement or delegate any of its duties or obligations hereunder, either in whole or in part, to any person or entity, without Mr. Odgers' express written consent, except to a successor of the Client Company which becomes obligated hereunder in accordance with the provisions of Section 15.

     This   Agreement  is  for  the  benefit  of  the  Client  Company,  its subsidiaries, affiliates and parent, and Mr. Odgers and not for any other person.

9. Records and Audits. Mr. Odgers shall maintain accurate and complete financial records specifically relating to the Services provided in accordance with generally accepted accounting principles and practices, consistently applied. To the extent that such records may be relevant in determining whether Mr. Odgers is complying with his obligations, the Client Company may audit such records. Mr. Odgers shall retain such records for a period of three years from the date of final payment under this Agreement.

10. Termination; Survival. This Agreement may be terminated at any time by the mutual agreement of Mr. Odgers and the Client Company. Mr. Odgers or the Client Company may terminate this Agreement at any time by giving the other party 60 days' advance notice in writing; provided, however, that if Mr. Odgers provides notice to the Client Company that he has become an employee or a director, or is providing services as an independent contractor to, a competitor of the Client Company (or its subsidiaries, affiliates or parent), the Client Company may, in its sole discretion, terminate this Agreement by giving Mr. Odgers 10 days' advance notice in writing.

     The terms and conditions contained in this Agreement that by their sense and context are intended to survive the termination or completion of performance of obligations by either or both parties under this Agreement shall so survive.

11. Death or Disability. Upon Mr. Odgers' death or disability, the consulting relationship created pursuant to this Agreement will immediately terminate, and no further compensation will be payable. However, the Client Company will be required to pay Mr. Odgers or his estate any unpaid compensation earned for services rendered through the date of his death or disability, together with any unpaid reimbursements owed.

     For purposes of this Agreement, Mr. Odgers will be deemed to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, irrespective of its choice of laws principles.

13. Notices. All notices and other communications shall be in writing and shall be addressed to these representatives of the Client Company and Mr. Odgers (or to such other representative or address as either party may from time to time designate in writing):

     Mr. Philip J. Quigley
     Pacific Telesis Group
     130 Kearny Street, Room 3716
     San Francisco, CA 94108

     Mr. R. W. Odgers
     28 Eugene Street
     Mill Valley, CA

14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and such other provisions will accordingly remain in full force and effect.

15. Successors and Assigns. The provisions of this Agreement will inure to the benefit of and be binding upon the Client Company, together with its successors and assigns, and Mr. Odgers and the personal representative of his estate and his heirs and legatees. Without in any manner limiting the foregoing, should the Client Company be acquired by merger or stock or asset sale, the acquiring entity will be bound by the terms and provisions of this Agreement and will succeed to all of the Client Company's obligations and liabilities hereunder.

16. Entire Agreement. This Agreement incorporates the entire agreement between Mr. Odgers and the Client Company relating to his retention as a consultant to the business and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter.

17.  Amendment.   This Agreement may  only be amended  by written instrument
     signed  by  Mr. Odgers   and  a duly-authorized  officer of  the Client
     Company.

IN WITNESS  WHEREOF, the parties have caused two originals of this Agreement
to   be  executed  by   themselves  or  their   respective  duly  authorized
representatives.



/s/ R. W. Odgers                        Date:  12/5/96


PACIFIC TELESIS GROUP

By: /s/ Philip J. Quigley               Date:  12/6/96


SBC COMMUNICATIONS INC.

Concurred by: /s/ Edward E. Whitacre    Date:  12/4/96
               Chairman of the Board
            and Chief Executive Officer

                          COMPENSATION FOR SERVICES
                          AND REIMBURSABLE EXPENSES

The following are the standards to be applied in providing compensation to Mr. Odgers for Services rendered and in reimbursing Mr. Odgers for the actual cost of expenses, provided that such expenses are incurred in the performance of Services:

1. Compensation for Services: Specific Services shall be requested by the Client Company. Mr. Odgers shall be entitled to cash compensation for Services at the rate of $1,300 per half-day (time worked in a twenty-four hour period of less than 4 hours) or $2,600 per day (time worked in a twenty-four period of four hours or more) worked. The time to be included in each day or half-day worked shall include time providing Services and all travel time. A monthly retainer of $15,600 per month shall be paid to Mr. Odgers. Payment for days or half-days of Services provided in excess of the amount covered by the retainer shall be made in accordance with the preceding rates.

2. Airfare and Travel: Mr. Odgers shall be entitled to reimbursement for first-class airfare for himself (and his spouse where appropriate). Mr. Odgers and his spouse shall be entitled to reimbursement for reasonable travel from and returning to their California residence for circumstances in which the participation of the spouse is appropriate.

3. Lodging and Meals: The Client Company will reimburse Mr. Odgers for reasonable lodging and meal expenses when Mr. Odgers is away from his California residence. Mr. Odgers shall be entitled to reimbursement for meals purchased for persons other than Mr. Odgers in the reasonable course of providing the Services contemplated under this Agreement.

4. Telecommunications Charges: The Client Company will reimburse Mr. Odgers for all long distance and toll telephone calls and facsimile charges for calls placed or received by Mr. Odgers when reasonably
     necessary  for  Mr.   Odgers'  performance  of    Services  under  this
     Agreement.

5. Delivery: The Client Company will reimburse Mr. Odgers for messenger services, overnight delivery and other express mail type services.

6.   Entertainment:    The  Client Company  will  reimburse  Mr. Odgers  for
     reasonable entertainment expenses.

                           CONFIRMATION AGREEMENT


     THIS CONFIRMATION AGREEMENT ("Agreement"), entered into as of December 6, 1996, by and between J.R. MOBERG (the "Officer") and PACIFIC TELESIS GROUP, a Nevada corporation ("Pacific"),

                                 WITNESSETH:

     Whereas the Officer and Pacific entered into an Employment Agreement effective January 1, 1989 (the "1989 Agreement"), which, among other things, provides for the payment by Pacific to Officer of various amounts under various circumstances in connection with a termination of employment of the Officer following a Change in Control (as such term is defined in such 1989 Agreement); and

     Whereas the Officer by a show of interest letter agreement dated July 26, 1996 (the "Letter Agreement") has, among other things, agreed to continue working for Pacific for up to twelve months following the closing of the merger of SBC Communications (NV) Inc. into Pacific (the "Merger") and to enter into an agreement to provide certain consulting services relating to the Telephone Pioneers of America following the conclusion of the Officer's employment as an officer of Pacific; and

     Whereas the Officer has been designated as eligible to participate in the Officer Cashout Factor Extension Program, as described in the Officer Acknowledgment Regarding Extension of Employment provided to the Officer on July 26, 1996 (the "Officer CFEP"), provided the Officer executes such Acknowledgment and returns it to Pacific by the date specified in such Acknowledgment; and

     Whereas Pacific is obligated under the terms of the Agreement and Plan of Merger Among Pacific Telesis Group, SBC Communications Inc. and SBC Communications (NV) Inc. dated as of April 1, 1996 to consult with SBC Communications Inc. ("SBC") prior to implementing any retention programs designed to prevent the loss of key employees; and

     Whereas Pacific has consulted with SBC regarding this Agreement; and

     Whereas the Officer and Pacific wish to confirm the meaning of various terms of the Letter Agreement in order to avoid any possible ambiguities between the 1989 Agreement and the Letter Agreement:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. This Agreement shall not supersede or limit the 1989 Agreement. Accordingly, no terms of Officer's employment by Pacific are affected by execution of this Agreement.

     2. The Letter Agreement is hereby superseded and replaced by this Agreement.

     3. Officer agrees to continue to work for Pacific following the Merger, such employment continuing to be pursuant to the terms of the 1989 Agreement. Such employment will continue through the close of business on a date that is up twelve months following the closing of the Merger at which time Officer's employment with Pacific shall terminate, unless such employment is terminated at an earlier date at the discretion of SBC after having given Officer at least 30 days' prior written notice ("Officer's Termination Date"). The parties hereby mutually agree that Officer's termination of employment upon the Officer's Termination Date will be treated solely for purposes of application of the 1989 Agreement as an involuntary termination without Cause (as such term is defined in such 1989 Agreement). Further, upon Officer's termination of employment upon the Officer's Termination Date, Pacific will treat this Agreement as Officer's written notice describing and requesting payment of amounts under the 1989 Agreement in connection with an involuntary termination without Cause, which notice is required pursuant to Section 12(c) of such 1989 Agreement.

     4. The parties further agree that in connection with Officer's termination of employment upon the Officer's Termination Date, the Officer shall be provided with the benefits pursuant to the Officer CFEP, subject to the terms and conditions thereof.

     5. The parties agree that it is desirable to enter into an agreement under which the Officer may provide consulting services in the form attached hereto as Attachment 1.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Pacific by its duly authorized officer, as of the day and year first above written.

                                           PACIFIC TELESIS GROUP


                                       By: /s/ Philip J. Quigley
                                       Title:  Chairman

/s/ J. R. Moberg


SBC COMMUNICATIONS INC.

Concurred by:

/s/ Edward E. Whitacre, Jr.            Date:  12/4/96
Chairman of the Board and
Chief Executive Officer

                      AGREEMENT FOR CONSULTANT SERVICES

This agreement ("Agreement") between J. R. Moberg ("Mr. Moberg"), and Pacific Telesis Group (the "Client Company"), sets forth the terms and conditions under which Mr. Moberg agrees to provide consulting services to the Client Company.

                            Terms and Conditions

1. Effective Date; Term. This Agreement shall be effective upon execution by the parties and shall continue in effect until terminated as provided below in Section 10.

2. Services; Compensation. Pursuant to the terms of this Agreement, following the conclusion of his employment as an officer of the Client Company, Mr. Moberg shall provide consulting services to the Client Company related to the Telephone Pioneers of America, including serving as Vice President of such organization from July 1, 1997 through June 30, 1998 and as President of such organization from July 1, 1998 through June 30, 1999 ("Services"). The Client Company shall pay Mr. Moberg compensation of $31,500 per month for such Services. In addition, Mr. Moberg shall be reimbursed for the actual cost of expenses described in Exhibit A, upon presentation of appropriate documentation of such expenses to the Client Company. The Client Company shall also continue reimbursement of tax preparation services for Mr. Moberg in the same manner as for Executive Vice Presidents of the Client Company during the term of this Agreement, provided that such reimbursement shall not exceed $2000 on an annual basis. The Client Company will also reimburse Mr. Moberg or provide access to services provided for the lease or rental of an automobile in the same manner as an Executive Vice President under the Pacific Telesis Group automobile policy during the term of the Agreement, including reimbursement for operating expenses, insurance, and parking.

3. Facilities. The Client Company shall provide Mr. Moberg with an office in San Francisco, the location of which is solely in the Client Company's discretion, and with shared secretarial and receptionist services (provided by personnel designated by the Client Company in its sole discretion) for the term of this Agreement, the facilities and secretarial and receptionist services to be used by Mr. Moberg solely in providing Services to the Client Company.

4.   Independent Contractor.

     a. In performing these Services, Mr. Moberg shall act as an independent contractor and not as an agent or employee of the Client Company. Although the Services will have to be completed to the satisfaction of the Client Company and in accordance with this Agreement, the actual details of the Services shall be under Mr. Moberg's control.

     b. Mr. Moberg shall comply at his expense with all applicable provisions of workers' compensation laws, unemployment compensation laws, federal social security law, the Fair Labor Standards Act, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers. In the performance of this Agreement, Mr. Moberg also agrees to comply with all applicable federal, state and local laws, regulations and codes and with such requirements or restrictions as may be lawfully imposed by governmental authorities, including the procurement of required permits and licenses.

5. Confidential and Proprietary Information. In the performance of his obligations under this Agreement, Mr. Moberg may receive or have access to ideas, strategies, concepts, technical information and other confidential business, customer or personnel information or data, in written, oral or other form (collectively, "Information") owned by the Client Company or any subsidiary, affiliate or parent of the Client Company. Such Information may contain material that is proprietary or confidential or material that is subject to applicable laws regarding secrecy of communications or trade secrets. Accordingly, Mr. Moberg agrees:

     a. that all Information so acquired by Mr. Moberg shall be and shall remain the exclusive property of the Client Company, or any subsidiary, affiliate or parent of the Client Company ,as applicable;

     b. not to copy, publish, or disclose the Information to others or authorize anyone else to copy or publish or disclose such Information to others without the written approval of the Client Company, or any subsidiary, affiliate or parent of the Client Company ,as applicable;

     c. to return any copies of such Information in written, graphic or other tangible form to the Client Company (or any subsidiary, affiliate or parent of the Client Company, as applicable) at its request; and

          to use such Information only for purposes of fulfilling work or Services performed under this Agreement and for other purposes only upon such terms as may be agreed upon between Mr. Moberg and the Client Company (or any subsidiary, affiliate or parent of the Client Company, as applicable) in writing.

     Because of the sensitive nature of the work that Mr. Moberg will be performing for the Client Company (or its subsidiaries, affiliates or parent, as applicable), Mr. Moberg will be required to notify the Client Company if he becomes an employee or a director, or if he is providing services as an independent contractor to, a competitor of the Client Company (or its subsidiaries, affiliates or parent), and to notify the competitor of this Agreement regarding the use of trade secrets or Information (as well as similar provisions in Mr. Moberg's employment agreement covering his employment as an Executive Vice President of the Client Company). Mr. Moberg agrees that upon receiving the notice described in the preceding sentence, the Client Company may, in its sole discretion, terminate this Agreement upon 10 days' notice in accordance with the provisions of Section 10 below.

6. Insurance. Mr. Moberg shall maintain at his expense workers' compensation insurance as required by applicable laws and automobile liability insurance covering owned automobiles with limits of not less than $1,000,000 combined single limit per occurrence. Mr. Moberg shall also maintain commercial general liability insurance, including contractual liability and personal injury liability, with limits of not less than $1,000,000 combined single limit per occurrence, to provide protection against any other claims and/or liabilities, including, but not limited to, claims for bodily injury or property damage, which may arise or result from this Agreement or the performance of this Agreement. The Client Company agrees to assist Mr. Moberg in obtaining such coverage. Mr. Moberg also agrees to notify Client Company thirty days in advance of any change or lapse in any of the coverages required hereunder. Mr. Moberg shall provide Client Company with certification by a properly qualified representative of Mr. Moberg's insurer evidencing that Mr. Moberg's insurance complies with this section. The Client Company acknowledges that Mr. Moberg will be eligible for liability coverage provided to retired officers of the Client Company and that to the extent coverage under that program meets the requirements of this Section 6, Mr. Moberg will not be required to provide further evidence of coverage. Notwithstanding any of the foregoing, to the extent the cost of maintaining insurance coverage required under this Section 6 exceeds $500 on an annual basis, Mr. Moberg shall be reimbursed for the cost of such coverage in excess of $500 per year.

7. Conflict of Interest. The Client Company acknowledges that Mr. Moberg may undertake services for others during the term of this Agreement.
     In the event that Mr. Moberg undertakes services for others during the term of this Agreement that could result in a conflict with the interests of the Client Company, its subsidiaries, affiliates or parent, Mr. Moberg will make full disclosure to all affected parties and arrange a reasonable method to eliminate the conflict. If necessary, Mr. Moberg will withdraw from representing clients or providing consulting services to clients whose interests conflict with those of the Client Company its subsidiaries, affiliates or parent.

8. Non-Assignment; No Third Party Beneficiaries. Mr. Moberg agrees that the obligations to perform the consulting services required of him hereunder are personal and may not be assigned or delegated by him in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Client Company may not assign this Agreement or delegate any of its duties or obligations hereunder, either in whole or in part, to any person or entity, without Mr.
     Moberg's   express written consent, except to a successor of the Client
     Company which becomes obligated hereunder in accordance with the provisions of Section 15.

     This Agreement is for the benefit of the Client Company, its subsidiaries, affiliates and parent, and Mr. Moberg and not for any other person.

9. Records and Audits. Mr. Moberg shall maintain accurate and complete financial records specifically relating to the Services provided in accordance with generally accepted accounting principles and practices, consistently applied. To the extent that such records may be relevant in determining whether Mr. Moberg is complying with his obligations, the Client Company may audit such records. Mr. Moberg shall retain such records for a period of three years from the date of final payment under this Agreement.

10 Termination; Survival. This Agreement may be terminated at any time by the mutual agreement of Mr. Moberg and the Client Company. Mr. Moberg or the Client Company may terminate this Agreement at any time by giving the other party 60 days' advance notice in writing; provided, however, that if Mr. Moberg provides notice to the Client Company that he has become an employee or a director, or is providing services as an independent contractor to, a competitor of the Client Company (or its subsidiaries, affiliates or parent), the Client Company may, in its sole discretion, terminate this Agreement by giving Mr. Moberg 10 days' advance notice in writing.

     The terms and conditions contained in this Agreement that by their sense and context are intended to survive the termination or completion of performance of obligations by either or both parties under this Agreement shall so survive.

11. Death or Disability. Upon Mr. Moberg's death or disability, the consulting relationship created pursuant to this Agreement will immediately terminate, and no further compensation will be payable. However, the Client Company will be required to pay Mr. Moberg or his estate any unpaid compensation earned for services rendered through the date of his death or disability, together with any unpaid reimbursements owed.

     For purposes of this Agreement, Mr. Moberg will be deemed to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California, irrespective of its choice of laws principles.

13. Notices. All notices and other communications shall be in writing and shall be addressed to these representatives of the Client Company and Mr. Moberg (or to such other representative or address as either party may from time to time designate in writing):

     Mr. Philip J. Quigley
     Pacific Telesis Group
     130 Kearny Street, Room 3716
     San Francisco, CA 94108

     Mr. J. R. Moberg
     760 El Cerrito Avenue
     Hillsborough, CA

14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and such other provisions will accordingly remain in full force and effect.

15. Successors and Assigns. The provisions of this Agreement will inure to the benefit of and be binding upon the Client Company, together with its successors and assigns, and Mr. Moberg and the personal representative of his estate and his heirs and legatees. Without in any manner limiting the foregoing, should the Client Company be acquired by merger or stock or asset sale, the acquiring entity will be bound by the terms and provisions of this Agreement and will succeed to all of the Client Company's obligations and liabilities hereunder.

16. Entire Agreement. This Agreement incorporates the entire agreement between Mr. Moberg and the Client Company relating to his retention as a consultant to the business and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter.

17. Amendment. This Agreement may only be amended by written instrument signed by Mr. Moberg and a duly-authorized officer of the Client Company.

IN WITNESS WHEREOF, the parties have caused two originals of this Agreement to be executed by themselves or their respective duly authorized representatives.



/s/ J. R. Moberg                            Date: 12/6/96


PACIFIC TELESIS GROUP

By: /s/ Philip J. Quigley                   Date:  12/6/96



SBC COMMUNICATIONS INC.

Concurred by: /s/ Edward E. Whitacre        Date:  12/4/96

                            REIMBURSABLE EXPENSES

The following are the standards to be applied in reimbursing Mr. Moberg for the actual cost of expenses, provided that such expenses are incurred in the performance of Services:



1. Airfare and Travel: Mr. Moberg shall be entitled to reimbursement for first-class airfare for himself (and his spouse where appropriate). Mr. Moberg and his spouse shall be entitled to reimbursement for reasonable travel from and returning to their California residence for circumstances in which the participation of the spouse is appropriate.

2. Lodging and Meals: The Client Company will reimburse Mr. Moberg for reasonable lodging and meal expenses when Mr. Moberg is away from his California residence. Mr. Moberg shall be entitled to reimbursement for meals purchased for persons other than Mr. Moberg in the reasonable course of providing the Services contemplated under this Agreement.

3. Telecommunications Charges: The Client Company will reimburse Mr. Moberg for all long distance and toll telephone calls and facsimile charges for calls placed or received by Mr. Moberg when reasonably necessary for Mr. Moberg's performance of Services under this Agreement.

4. Delivery: The Client Company will reimburse Mr. Moberg for messenger services, overnight delivery and other express mail type services.

5. Entertainment: The Client Company will reimburse Mr. Moberg for reasonable entertainment expenses.
























                                      1